Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-152370) pertaining to the 2008 Global Stock Plan and the Amended 2000 Employee Stock Purchase Plan of Soapstone Networks, Inc.,

2.	Registration Statement (Form S-8 No. 333-145441) pertaining to the Amended and Restated 1997 Stock Incentive Plan, the Amended and Restated 2000 Stock Option and Incentive Plan, the Amended and Restated 2000 Non-Employee Director Stock Option Plan, and the Amended 2000 Employee Stock Purchase Plan of Soapstone Networks, Inc.,

3.	Registration Statement (Form S-8 No. 333-116179) pertaining to the 2000 Non-Employee Director Stock Option Plan, the Amended 2000 Employee Stock Purchase Plan, and the Amended 2000 Stock Option and Incentive Plan of Soapstone Networks, Inc.,

4.	Registration Statement (Form S-8 No. 333-53560) pertaining to the 2000 Non-Employee Director Stock Option Plan, and the 2000 Employee Stock Purchase Plan of Soapstone Networks, Inc., and

5.	Registration Statement (Form S-8 No. 333-48178) pertaining to the 1997 Stock Incentive Plan, the 2000 Stock Option and Incentive Plan, the 2000 Non-Employee Director Stock Option Plan, and the 2000 Employee Stock Purchase Plan of Soapstone Networks, Inc.;

of our reports dated March 10, 2009, with respect to the consolidated financial statements and schedule of Soapstone Networks, Inc., and the effectiveness of internal control over financial reporting of Soapstone Networks, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

Ernst & Young LLP

Boston, Massachusetts

March 10, 2009